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                                                                    EXHIBIT 99.3

                             PRUDENTIAL SAVINGS BANK
                     NOTICE OF SPECIAL MEETING OF DEPOSITORS

                        To Be Held On _________ __, 200_

      NOTICE IS HEREBY GIVEN that a special meeting of the depositors of Prudential Savings Bank will be held at the ___________________ located at ___________, ___________, Pennsylvania on ___________ __, 2004, at _____ p.m.,
Eastern Time, to consider and vote upon:

      1. The approval of a Plan of Reorganization, pursuant to which Prudential Savings Bank will reorganize into the mutual holding company form of organization as a wholly owned stock-form subsidiary of a new mid-tier holding company, Prudential Bancorp, Inc. of Pennsylvania, which mid-tier holding company will be a majority owned subsidiary of the newly formed Prudential Mutual Holding Company. Approval of the Plan of Reorganization will also constitute approval of the Plan of Stock Issuance which is incorporated by reference into the Plan of Reorganization and the other transactions provided for in such Plan of Reorganization, including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and Bylaws for Prudential Savings Bank;

      2. Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

      The Board of Directors has fixed _________ __, 200_ as the voting record date for the determination of depositors entitled to notice of and to vote at the special meeting and at any adjournment. Only those depositors of Prudential Savings Bank of record as of the close of business on that date who continue to be depositors on the date of the special meeting will be entitled to vote at the special meeting or at any such adjournment.

      THE FOLLOWING PROXY STATEMENT AND THE ACCOMPANYING PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF PRUDENTIAL SAVINGS BANK, PRUDENTIAL BANCORP AND THE PROPOSED REORGANIZATION.

                                          By Order of the Board of Directors

                                          Thomas A. Vento
                                          President and Chief Executive Officer

Philadelphia, Pennsylvania
__________ __, 200_

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF REORGANIZATION, AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

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                             PRUDENTIAL SAVINGS BANK

                                 PROXY STATEMENT

                          SPECIAL MEETING OF DEPOSITORS
                         TO BE HELD ON ________ __, 200_

                                  INTRODUCTION

      This proxy statement, together with the accompanying prospectus of Prudential Bancorp, Inc. of Pennsylvania, is being furnished to depositors of Prudential Savings Bank as of the close of business on ________ __, 200_ in connection with the solicitation by the Board of Directors of proxies to be voted at the special meeting of depositors of Prudential Savings Bank, and at any adjournments. The special meeting will be held on ________ __, 200_, at the ____________ located at ________________, _________, Pennsylvania _______ at
____ p.m., Eastern Time. This proxy statement and related materials are first being mailed to depositors on or about ________ __, 200_.

      The Board of Directors of Prudential Savings Bank adopted a Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company, subject to the approval of Prudential Savings Bank's depositors, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. Under the Plan of Reorganization, Prudential Savings Bank will be reorganized into a mutual holding company structure whereby Prudential Savings Bank will become a Pennsylvania-chartered stock savings bank which will be wholly owned by Prudential Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation, which in turn will be a majority owned subsidiary of Prudential Mutual Holding Company, a Pennsylvania mutual holding company. The Plan of Reorganization also provides that substantially all of the assets and all of the liabilities, including the deposit accounts, of Prudential Savings Bank in its mutual form will become assets and liabilities of Prudential Savings Bank in its stock form. Approval of the Plan of Reorganization shall also constitute approval of the Plan of Stock Issuance which was adopted in connection with the adoption of the Plan of Reorganization and which is incorporated by reference into the Plan of Reorganization.

      IN ADOPTING THE PLAN OF REORGANIZATION, THE BOARD OF DIRECTORS HAS DETERMINED THAT THE REORGANIZATION IS IN THE BEST INTERESTS OF PRUDENTIAL SAVINGS BANK, ITS CUSTOMERS AND THE COMMUNITIES THAT IT SERVES.

VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

      Pursuant to the laws of the Commonwealth of Pennsylvania, the voting rights of Prudential Savings Bank are held exclusively by the Board of Directors, which is required to adopt the Plan of Reorganization by a vote of not less than two-thirds of its entire membership. The FDIC has issued regulations under which all state savings banks are generally required to receive depositor approval of plans to reorganize from mutual to stock form. In order to comply with the FDIC regulations, the Plan of Reorganization provides depositors with the right to vote upon the reorganization.

      Each person who was a depositor of Prudential Savings Bank on ________ __, 200_, the voting record date, who had an aggregate balance of not less than $100.00 in his or her deposit accounts in Prudential Savings Bank on the voting record date will be entitled to vote on the Plan of Reorganization.

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Each vote with respect to the Plan of Reorganization will also constitute a vote on the proposed amended and restated stock form Articles of Incorporation and Bylaws of Prudential Savings Bank.

      At the special meeting, each eligible depositor will be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts in Prudential Savings Bank as of the ___________, 200_ voting record date on the item to be considered. A majority of the votes which depositors are entitled to cast must be present in person or by proxy at the special meeting to constitute a quorum for the transaction of business.

      The affirmative vote of a majority of the total outstanding votes entitled to be cast at the special meeting is required for approval of the Plan of Reorganization. Consequently, not voting or abstaining will have the same effect as voting against the Plan of Reorganization. According to Prudential Savings Bank's records, as of the voting record date, there were ________ votes entitled to be cast at the special meeting and _________ votes required to approve the Plan of Reorganization. If there are not sufficient votes for approval of the Plan of Reorganization at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF
                           THE PLAN OF REORGANIZATION.

PROXIES

      The Board of Directors of Prudential Savings Bank is soliciting the proxy which accompanies this proxy statement furnished to depositors for use at the special meeting and any adjournment. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Reorganization. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the special meeting.

      Prior to Prudential Savings Bank's conversion to a stock savings bank, depositors generally granted proxies to the Board of Directors when they opened their accounts. Such proxies were considered "running" proxies allowing the Board to vote them until such time that the depositor revoked the proxy. This type of proxy cannot be used in connection with the solicitation of approval of the adoption of the Plan of Reorganization.

      Proxies may be solicited by officers, directors and employees of Prudential Savings Bank personally, by telephone or further correspondence without additional compensation.

      Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law.

      THE BOARD OF DIRECTORS URGES EACH DEPOSITOR AS OF THE CLOSE OF BUSINESS ON __________ __, 200_ TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK OF PRUDENTIAL BANCORP. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.
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ABILITY TO REVOKE PROXY

      Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the secretary of Prudential Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting. Proxies are being solicited only for use at the special meeting and any and all adjournments, and will not be used for any other meeting.

INCORPORATION OF INFORMATION BY REFERENCE

      A copy of Prudential Bancorp's prospectus dated _________ __, 200_ accompanies this proxy statement and is incorporated herein by reference. The prospectus sets forth a description of the Plan of Reorganization and the related Plan of Stock Issuance and offering of common stock by Prudential Bancorp under the captions "The Reorganization" and "The Offering" beginning on pages ___ and ___, respectively. Such captions also describe the effects of the reorganization on the depositors of Prudential Savings Bank, including the tax consequences of the reorganization and the establishment of a liquidation account for the benefit of certain depositors of Prudential Savings Bank. Upon completion of the reorganization, the Articles of Incorporation of Prudential Savings Bank will be amended and restated to reflect the reorganization, and to provide for the issuance of capital stock.

      Information regarding Prudential Bancorp and Prudential Savings Bank is set forth in the prospectus under the captions "Summary - Prudential Bancorp, Inc. of Pennsylvania" and "- Prudential Savings Bank" on page 1. The prospectus also describes the business and financial condition of Prudential Savings Bank under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page ___ and "Business of Prudential Savings Bank," beginning on page ___. The historical financial statements of Prudential Savings Bank are included in the prospectus. See also "Selected Financial and Other Data" on pages __ and __ in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the reorganization, the historical capitalization of Prudential Savings Bank and the pro forma capitalization of Prudential Bancorp, and other pro forma data are set forth in the prospectus under the captions "Use of Net Proceeds," on pages ___, "Our Capitalization," on pages ____, and "Unaudited Pro Forma Data," on pages
_____.

      The prospectus also provides information regarding the names, ages, business experience and compensation of Prudential Savings Bank's directors and executive officers, as well as our benefit plans. See "Management" beginning on page ___ in the prospectus.

HOW TO OBTAIN ADDITIONAL INFORMATION

      You may request in writing a copy of the Plan of Reorganization (including the Plan of Stock Issuance) from Prudential Savings Bank. Any such requests should be directed to Secretary, Prudential Savings Bank, 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145.

AVAILABLE INFORMATION.

      Prudential Savings Bank has filed a Notice to Effect a Mutual Holding Company Reorganization with the Pennsylvania Department of Banking pursuant to which it will reorganize into the mutual holding

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company form and issue stock in accordance with the terms of the Plan of
Reorganization and the related Plan of Stock Issuance. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the principal office of the Pennsylvania Department of Banking located at 333 Market Street, 16th Floor, Harrisburg, Pennsylvania. An application with respect to the Plan of Reorganization and Plan of Stock Issuance also has been filed with the Federal Deposit Insurance Corporation by Prudential Savings Bank.

      Prudential Bancorp, Inc. of Pennsylvania has filed with the SEC a registration statement on Form S-1 (File No. 333-119130) under the Securities Act of 1933 with respect to the common stock being offered in the reorganization. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as Prudential Bancorp). The address of the SEC's web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

      PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

      THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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PRUDENTIAL SAVINGS BANK                                          REVOCABLE PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL
     SAVINGS BANK FOR USE ONLY AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD
                ON ___________, 200__ AND ANY ADJOURNMENT THEREOF.

The undersigned, being a depositor of Prudential Savings Bank, hereby authorizes the Board of Directors of Prudential Savings Bank, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the special meeting to be held in the ____________ at _______________ located at ______________, ___________, Pennsylvania on __________, 200__, at _____ p.m.,
Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. The approval of a Plan of Reorganization, pursuant to which Prudential Savings Bank will reorganize into the mutual holding company form of organization as a wholly owned stock-form subsidiary of a new mid-tier holding company, Prudential Bancorp, Inc. of Pennsylvania, which mid-tier holding company will be a majority owned subsidiary of the newly formed Prudential Mutual Holding Company. Approval of the Plan of Reorganization will also constitute approval of the Plan of Stock Issuance which is incorporated by reference into the Plan of Reorganization and other transactions provided for in such Plan of Reorganization, including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and Bylaws for Prudential Savings Bank;

2. To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Prudential Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.

       THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF
      REORGANIZATION IF NO CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS
        PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        IMPORTANT: PLEASE VOTE AND SIGN ON THE REVERSE SIDE OF THIS CARD.

PRUDENTIAL SAVINGS BANK                         This proxy will be voted in
                                                accordance with the depositor's
                                                direction.

                                                The undersigned hereby
                                                acknowledges receipt of a Notice
                                                of Special Meeting of the
                                                Depositors of Prudential Savings
                                                Bank called for ______, 200__
                                                and a Proxy Statement for the
                                                special meeting prior to the
[x] Please vote by marking one of the           signing of this Proxy.
    boxes as shown.

1.   To vote FOR or AGAINST the proposal
     described on the reverse side of this
     proxy.                                     ________________________________
                                                Signature                  Date

                                                ________________________________
                                                Signature                   Date

     FOR [ ]    AGAINST [ ]                     Note: Please sign exactly your
                                                name appears on this Proxy. Only
                                                one signature is required in the
                                                case of a joint account. When
                                                signing in a representative
                                                capacity, please give title.

                IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES
                      AND RETURN IN THE ENCLOSED ENVELOPE.